================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 17, 2001


                                     1-6880
                            ------------------------
                            (Commission File Number)


                                  U.S. BANCORP
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       DELAWARE                                               41-0255900
------------------------                             ---------------------------
(State of Incorporation)                             (IRS Identification Number)


                                 U.S. Bank Place
           601 Second Avenue South, Minneapolis, Minnesota 55402-4302


                                 (612) 973 1111
                         -------------------------------
                         (Registrant's telephone number)


================================================================================

ITEM 5 OTHER EVENTS


DOCUMENT INCORPORATED HEREIN:


Press Release by U.S. Bancorp dated July 17, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

                                       U.S. BANCORP

                                       By: /s/  Terrance R. Dolan
                                           -------------------------------------
                                           Name:  Terrance R. Dolan
                                           Title: Senior Vice President

Date:    July 17, 2001

                 Contact:
                   Steve Dale            H.D. McCullough      Judith T. Murphy
                   Media Relations       Investor Relations   Investor Relations
                   (612) 973-0898        (612) 973-2261       (612) 973-2264

               U.S. BANCORP REPORTS EARNINGS FOR 2ND QUARTER 2001

----------------------------------------------------------------------------------------------------------------
  EARNINGS SUMMARY                                                                                     TABLE 1
----------------------------------------------------------------------------------------------------------------
  ($ in millions, except per-share data)
                                                                   PERCENT  PERCENT
                                                                   CHANGE   CHANGE
                                           2Q       1Q      2Q     2Q01 VS  2Q01 VS    YTD       YTD     PERCENT
                                          2001     2001    2000      1Q01    2Q00     2001      2000     CHANGE
                                         -----------------------------------------------------------------------
  Before merger and restructuring-
  related items*:

      Operating earnings                  $818.6   $797.3  $764.1     2.7     7.1   $1,615.9  $1,493.9     8.2
      Earnings per common share             0.43     0.42    0.40     2.4     7.5       0.84      0.77     9.1
      (diluted)
      Cash earnings per common share        0.49     0.48    0.45     2.1     8.9       0.96      0.87    10.3
      (diluted)**

  Net income                               562.3    410.1   709.8    37.1   (20.8)     972.4   1,396.6   (30.4)
  Earnings per common share (diluted)       0.29     0.21    0.37    38.1   (21.6)      0.51      0.72   (29.2)
  Cash earnings per common share            0.35     0.27    0.42    29.6   (16.7)      0.63      0.82   (23.2)
  (diluted)**

  Dividends paid per common share         0.1875   0.1875  0.1625     --     15.4      0.375     0.325    15.4

  Book value per common share               8.10     8.00    7.42     1.3     9.2
  (period-end)

  Return on average common equity***(%)     21.0     20.9    21.6                       21.0      21.2
  Return on average assets*** (%)           1.99     1.98    1.95                       1.99      1.93

  Net interest margin (%)                   4.37     4.41    4.37                       4.39      4.41
  Efficiency ratio*** (%)                   47.6     50.5    48.7                       49.1      49.5
  Banking efficiency ratio****(%)           41.7     45.7    44.1                       43.6      44.7

    * merger and restructuring-related items (net of taxes) totaled $256.3 million in 2Q01, $387.2 million in 1Q01 and $54.3 million in 2Q00 merger and restructuring-related items (net of taxes) totaled $643.5 million year-to-date 2001 and $97.3 million year-to-date 2000
   ** calculated by adding amortization of goodwill and other intangible assets to operating earnings and net income
  *** before merger and
      restructuring-related items
 **** before merger and restructuring-related items; without investment banking and brokerage activity

--------------------------------------------------------------------------------

MINNEAPOLIS, July 17, 2001 - U.S. Bancorp (NYSE: USB) today reported operating earnings of $818.6 million for the second quarter of 2001, compared with $764.1 million for the second quarter of 2000. Operating earnings of $.43 per diluted share in the second quarter of 2001 were $.03, or 7.5 percent, higher than the same period of 2000. Operating earnings on a cash basis increased to $.49 per diluted share in the second quarter of 2001 from $.45 in the second quarter of 2000. Return on average common equity and return on average assets, excluding merger and restructuring-related items, were 21.0 percent and 1.99 percent, respectively, in the second quarter of 2001, compared with returns of 21.6 percent and 1.95 percent in the second quarter of 2000.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 2




     U.S. Bancorp (the "Company") is the organization created by the merger of Firstar Corporation ("FSR") of Milwaukee, Wisconsin and the former U.S. Bancorp ("USB") of Minneapolis, Minnesota. The merger was completed on February 27, 2001, as a pooling-of-interests, and prior periods have been restated. The Company's operating earnings of $.43 per diluted share represent a 16.2 percent increase over Firstar's second quarter of 2000 operating earnings, as originally reported, of $.37 per diluted share.

     Including after-tax merger and restructuring-related items of $256.3 million in the second quarter of 2001 and $54.3 million in the second quarter of 2000, the Company recorded net income for the second quarter of 2001 of $562.3 million, or $.29 per diluted share, compared with $709.8 million, or $.37 per diluted share, for the same period of 2000.

     U.S. Bancorp President and Chief Executive Officer Jerry A. Grundhofer said, "I am very pleased with our second quarter operating results. The results demonstrate that the earnings momentum is building at the new U.S. Bancorp, as core banking revenue grew by 13.2 percent, on an annualized basis, over the first quarter of 2001. Our ability to produce these results in a difficult economic environment, in addition to maintaining our focus on the integration, is a tribute to the dedication and ability of our employees. During the quarter, we made significant progress in further aligning the business units, products and infrastructure of the two organizations, and began the systems conversion stage of the integration process. First mortgage origination and indirect lease and loan origination capabilities were in place in the former U.S. Bank markets for the entire second quarter, which contributed to our core banking revenue growth. We also took additional actions during the quarter to reduce the risk profile of the organization by exiting certain business lines and products. These actions reaffirm our commitment to our customers to efficiently deliver quality products and services in all of the markets that we serve and to provide quality earnings growth for our shareholders."

       Total revenue, before merger and restructuring-related items, on a taxable-equivalent basis for the second quarter of 2001 grew by $120.3 million, or 4.4 percent, over the second quarter of 2000. Core banking revenue, (revenue excluding capital markets activities, nonrecurring income, acquisitions and divestitures) on a taxable-equivalent basis, however, grew by approximately 6.5 percent quarter over quarter. Total noninterest expense, before merger and restructuring-related items, increased over the second quarter of 2000 by $12.7 million, or 1.0 percent, primarily reflecting growth in the core banking businesses and acquisitions, principally offset by the reduction in capital markets activity and

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 3




cost savings from the integration of recent acquisitions. Provision for credit losses, before merger and restructuring-related items, for the second quarter of 2001 increased by $38.7 million over the second quarter of 2000, reflecting the increase in charge-offs quarter over quarter.

     Net charge-offs in the second quarter of 2001 were $240.3 million, compared with the first quarter of 2001 net charge-offs, excluding merger-related items, of $387.1 million and second quarter of 2000 net charge-offs of $198.9 million. Included in the first quarter of 2001 net charge-offs were $160.0 million of charge-offs related to the Company's previously announced accelerated loan workout strategy. Nonperforming assets increased from $1,090.8 million at March 31, 2001, to $1,215.1 million at June 30, 2001. The ratio of allowance for credit losses to nonperforming loans was 156 percent at June 30, 2001, compared with 176 percent at March 31, 2001.

     On May 7, 2001, the Company announced an agreement to acquire NOVA Corporation (NYSE: NIS) in a stock and cash transaction valued at approximately $2.1 billion. The transaction is expected to close during the third quarter of 2001 and will be accounted for as a purchase.

     On June 5, 2001, the Company announced an agreement to purchase 20 branches in Southern California from Pacific Century Bank in a cash transaction. The acquisition includes approximately $640 million in deposits, $570 million in loans and 300 employees. The transaction is expected to close by the end of the third quarter of 2001.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 4





----------------------------------------------------------------------------------------------------------------
  LINE OF BUSINESS FINANCIAL PERFORMANCE*                                                              TABLE 2
----------------------------------------------------------------------------------------------------------------
  ($ in millions)
                                PRE-TAX OPERATING        PERCENT
                                     INCOME**            CHANGE
                             ------------------------ --------------
                                                            2Q01   2Q01                               2Q 2001
                               2Q        1Q        2Q        VS     VS        YTD     YTD    PERCENT  EARNINGS
  BUSINESS LINE               2001      2001      2000      1Q01   2Q00      2001    2000    CHANGE  COMPOSITION
----------------------------------------------------------------------------------------------------------------
  Wholesale Banking           $491.1    $487.1    $459.5     0.8    6.9    $978.2    $890.1     9.9       32 %
  Consumer Banking             604.8     575.2     606.9     5.1   (0.3)  1,180.0   1,162.7     1.5       40
  Private Client, Trust
  Services and Asset
     Management                162.5     151.1     158.5     7.5    2.5     313.6     316.1     (.8)      11
  Payment Services             281.4     272.6     261.5     3.2    7.6     554.0     503.2    10.1       19
  Capital Markets               32.1      35.0      59.0    (8.3) (45.6)     67.1     130.2   (48.5)       2
  Treasury and Corporate       (63.4)     59.7    (144.5)     nm     nm      (3.7)   (265.8)     nm       (4)
  Support
                            -----------------------------                ------------------

  Consolidated Company***   $1,508.5  $1,580.7  $1,400.9    (4.6)   7.7  $3,089.2  $2,736.5    12.9      100 %
                            ============================                 ==================

    * preliminary data
   ** pre-tax income before merger and restructuring-related items and provision for credit losses
  *** securities gains equaled $31.3 million in 2Q01, $216.0 million in 1Q01 and $.3 million in 2Q00 and were assigned to Treasury and and Corporate Support

--------------------------------------------------------------------------------

Line of Business

     Within the Company, financial performance is measured by major lines of business which include: Wholesale Banking, Consumer Banking, Private Client, Trust and Asset Management, Payment Services, Capital Markets, and Treasury and Other Corporate Support. The business line results are derived from the Company's profitability reporting systems. Designations, assignments and allocations may change from time to time as product lines change or segments are realigned to better respond to our diverse customer base. All results for 2001 and 2000 have been restated to present consistent methodologies for all business lines.

     Wholesale Banking offers lending, depository, treasury management and other financial services to middle market, large corporate and public sector clients. Wholesale Banking contributed $491.1 million of the Company's pre-tax operating income in the second quarter of 2001, a 6.9 percent increase over the same period of 2000 and a .8 percent increase over the first quarter of 2001. Total revenue grew by 7.6 percent from the second quarter of 2000 to the second quarter of 2001, the result of core loan and deposit growth, as well as the impact of an equipment finance division acquisition, and an increase in noninterest income (18.2 percent), particularly cash management-related fees.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 5




Offsetting the favorable variance in revenue was an increase in noninterest expense (11.2 percent), primarily due to the leasing acquisitions and planned growth in targeted markets.

     Consumer Banking delivers products and services to the broad consumer market and small businesses through banking offices, telemarketing, on-line service, direct mail and automated teller machines ("ATM"). It encompasses community banking, metropolitan banking, small business banking, consumer lending, mortgage banking and investment sales. Consumer Banking contributed $604.8 million of the Company's pre-tax operating income in the second quarter of 2001, a .3 percent decrease from the same period of 2000, but a 5.1 percent increase from the first quarter of 2001. Total revenue grew by 3.1 percent in the second quarter of 2001 over the same quarter of 2000. Fee-based revenue increased 25.3 percent from a year ago, while net interest income declined 4.7 percent. The decline in net interest income reflects the impact of declining interest rates on the funding benefit of consumer deposits, the divestiture of home equity and indirect automobile loans in the first quarter of 2001, and branches divestitures during the second quarter of 2001 in connection with the merger. The decline was partially offset by a funding benefit of approximately $14 million related to the acquisition of 41 branches in Tennessee. Growth in fee-based revenue is primarily attributed to an increase in retail deposit and cash management fees, the result of core account growth, product pricing enhancements and approximately $6 million of fee revenue related to the Tennessee branch acquisition. Mortgage banking revenue also contributed to the favorable variance. Partially offsetting the increase in revenue was an increase in noninterest expense (8.1 percent), primarily related to the growth in mortgage banking activities and the Tennessee branch acquisition.

     Private Client, Trust and Asset Management provides mutual fund processing services, trust, private banking and financial advisory services through four businesses, including: the Private Client Group, Corporate Trust, Institutional Trust and Custody, and Mutual Fund Services, LLC. The business segment also offers investment management services to several client segments including mutual funds, institutional customers, and private asset management. Private Client, Trust and Asset Management contributed $162.5 million of the Company's pre-tax operating income in the second quarter of 2001, a 2.5 percent increase over the same period of 2000 and a 7.5 percent increase from the first quarter of 2001. Strong growth in net interest income (8.7 percent) in the second quarter of 2001 from the second quarter of 2000, in addition to a decrease in noninterest expense (.7 percent) was slightly offset by a decrease in noninterest income (.7 percent).

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 6



        Payment Services includes consumer and business credit cards, corporate and purchasing card services, consumer lines of credit, ATM processing and merchant processing. Payment Services contributed $281.4 million of the Company's pre-tax operating income in the second quarter of 2001, a 7.6 percent increase over the same period of 2000 and a 3.2 percent increase from the first quarter of 2001. Strong revenue growth of 8.2 percent, primarily due to growth in credit card and payment processing fees, was partially offset by an increase in noninterest expense (9.7 percent).

     Capital Markets engages in equity and fixed income trading activities, offers investment banking and underwriting services for corporate and public sector customers and provides financial advisory services and securities, mutual funds, annuities and insurance products to consumers and regionally-based businesses through a network of brokerage offices. Capital Markets contributed $32.1 million of the Company's pre-tax operating income in the second quarter of 2001, a 45.6 percent decline from the second quarter of 2000 and an 8.3 percent decline from the first quarter of 2001. The unfavorable variances in pre-tax operating income from the second quarter of 2000 and first quarter of 2001 were due to significant decreases in fees related to trading, investment products fees and commissions and investment banking revenues.

     Treasury and Corporate Support includes the Company's investment and residential mortgage portfolios, funding, capital management and asset securitization activities, interest rate risk management, the net effect of transfer pricing related to loan and deposit balances, and the change in residual allocations associated with the provision for credit losses. It also includes business activities managed on a corporate basis, including income and expense of enterprise-wide operations and administrative support functions. Treasury and Corporate Support recorded a pre-tax operating loss of $63.4 million in the second quarter of 2001, compared to a loss of $144.5 million in the second quarter of 2000 and operating income of $59.7 million in the first quarter of 2001.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 7




-------------------------------------------------------------------------------------------------------------------
     INCOME STATEMENT HIGHLIGHTS                                                                          TABLE 3
-------------------------------------------------------------------------------------------------------------------

  (Taxable-equivalent basis, $ in                                      PERCENT  PERCENT
  millions, except per-share data)                                      CHANGE   CHANGE
                                           2Q         1Q         2Q    2Q01 VS  2Q01 VS     YTD      YTD    PERCENT
                                          2001       2001       2000     1Q01     2Q00      2001     2000    CHANGE
                                        ---------------------------------------------------------------------------
  Net interest income                   $1,586.0   $1,574.1   $1,526.8    0.8     3.9    $3,160.1  $3,038.6     4.0
  Noninterest income*                    1,264.4    1,400.9    1,203.3   (9.7)    5.1     2,665.3   2,384.7    11.8
                                        ------------------------------                   ------------------
  Total revenue                          2,850.4    2,975.0    2,730.1   (4.2)    4.4     5,825.4   5,423.3     7.4
  Noninterest expense*                   1,341.9    1,394.3    1,329.2   (3.8)    1.0     2,736.2   2,686.8     1.8
                                        ------------------------------                   ------------------
  Operating income before merger and
       restructuring-related items       1,508.5    1,580.7    1,400.9   (4.6)    7.7     3,089.2   2,736.5    12.9
  Provision for credit losses*             240.0      365.8      201.3  (34.4)   19.2       605.8     384.5    57.6
                                        ------------------------------                   ------------------
  Income before taxes, merger and
      restructuring-related items        1,268.5    1,214.9    1,199.6    4.4     5.7     2,483.4   2,352.0     5.6
  Taxable-equivalent adjustment             16.8       18.5       21.3   (9.2)  (21.1)       35.3      43.5   (18.9)
  Income taxes*                            433.1      399.1      414.2    8.5     4.6       832.2     814.6     2.2
                                        ------------------------------                   ------------------
  Income before merger and
      restructuring-related items          818.6      797.3      764.1    2.7     7.1     1,615.9   1,493.9     8.2
  Merger and restructuring-related
      items (after-tax)                   (256.3)    (387.2)     (54.3)    nm      nm      (643.5)    (97.3)     nm
                                        ------------------------------                   ------------------
  Net income                              $562.3     $410.1     $709.8   37.1   (20.8)     $972.4  $1,396.6   (30.4)
                                        ==============================                   ==================

  Per diluted common share:
      Earnings, before merger and
         restructuring-related items       $0.43      $0.42      $0.40    2.4     7.5       $0.84     $0.77     9.1
                                        ==============================                   ==================
      Earnings on a cash basis, before
         merger and
         restructuring-related items       $0.49      $0.48      $0.45    2.1     8.9       $0.96     $0.87    10.3
                                        ==============================                   ==================

      Net income                           $0.29      $0.21      $0.37   38.1   (21.6)      $0.51     $0.72   (29.2)
                                        ==============================                   ==================
      Earnings on a cash basis**           $0.35      $0.27      $0.42   29.6   (16.7)      $0.63     $0.82   (23.2)
                                        ==============================                   ==================

   *  before effect of merger and restructuring-related items
  ** calculated by adding amortization of goodwill and other intangible assets to operating earnings and net income

--------------------------------------------------------------------------------

Net Interest Income

        Second quarter net interest income on a taxable-equivalent basis was $1,586.0 million, compared with $1,526.8 million recorded in the second quarter of 2000. Average earning assets for the period increased over the second quarter of 2000 by $5.2 billion, or 3.7 percent, primarily driven by increases in the investment portfolio, core commercial and retail loan growth, and the impact of acquisitions, partially offset by a $2.1 billion decline in lower margin residential mortgages and a $4.2 billion reduction related to transfers of low margin, higher quality, commercial loans to Stellar

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 8



Funding Group, Inc. ("loan conduit"). The net interest margin was flat in the second quarter of 2001 at 4.37 percent, compared with the second quarter of 2000. The four basis point decline in the net interest margin in the second quarter of 2001 from the first quarter of 2001 reflects the funding benefit of the declining rate environment, product re-pricing dynamics and loan conduit activities, offset by the first quarter 2001 sale of the high loan-to-value home equity and indirect automobile portfolios and lower yields on the investment portfolio.

--------------------------------------------------------------------------------------------------------------
   AVERAGE LOANS                                                                                    TABLE 4
--------------------------------------------------------------------------------------------------------------
   ($ in millions)                                              PERCENT  PERCENT
                                                                 CHANGE   CHANGE
                                    2Q         1Q         2Q     2Q01 VS  2Q01 VS    YTD       YTD     PERCENT
                                   2001       2001       2000     1Q01     2Q00      2001      2000    CHANGE
                                 -----------------------------------------------------------------------------
   Commercial                     $45,632    $46,805    $45,539   (2.5)     0.2    $ 46,215    $44,297    4.3
   Lease financing                  5,865      5,768      4,197    1.7     39.7       5,817      4,012   45.0
                                 ------------------------------                    -------------------
         Total                     51,497     52,573     49,736   (2.0)     3.5      52,032     48,309    7.7
   commercial

   Commercial mortgages            18,991     19,305     19,119   (1.6)   (0.7)      19,148     18,936    1.1
   Construction and development     7,360      7,151      6,826    2.9     7.8        7,256      6,729    7.8
                                 ------------------------------                    -------------------
         Total commercial real     26,351     26,456     25,945   (0.4)     1.6      26,404     25,665    2.9
   estate

   Residential                      7,189      7,618      9,269   (5.6)   (22.4)      7,402     10,305  (28.2)
   mortgages

   Credit card                      5,652      5,655      4,872   (0.1)    16.0       5,653      4,808   17.6
   Retail leasing                   4,465      4,291      2,844    4.1     57.0       4,379      2,586   69.3
   Other retail                    24,315     25,176     24,342   (3.4)   (0.1)      24,743     24,107    2.6
                                 ------------------------------                    -------------------
         Total retail              34,432     35,122     32,058   (2.0)     7.4      34,775     31,501   10.4

   Total loans                   $119,469   $121,769   $117,008   (1.9)     2.1    $120,613   $115,780    4.2
                                 ==============================                    ===================

   Total loans, excl.
   residential mortgages         $112,280   $114,151   $107,739   (1.6)     4.2    $113,211   $105,475    7.3
                                 ==============================                    ===================


--------------------------------------------------------------------------------

     Average loans for the second quarter of 2001 were $2.5 billion higher, or
2.1 percent, than the second quarter of 2000. Year-over-year loan growth was impacted by several management actions, including the first quarter of 2001 sale of the home equity and indirect automobile loan portfolios, recent acquisitions, branch divestitures, and funding of short-term, high quality, commercial loans

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 9




through the loan conduit. In addition, the Company continued to reduce its lower margin residential mortgage portfolio. Excluding residential mortgage loans, average loans for the second quarter were higher by $4.5 billion, or 4.2 percent, than the second quarter of 2000, reflecting both core loan growth and acquisitions. Core loan growth (total average loans for the second quarter, excluding residential mortgage loans and the impact of loan sales, but including loans funded in the loan conduit) grew by $6.7 billion, or 6.2 percent, over the second quarter of 2000.

     Excluding residential mortgage loans, average loans for the second quarter of 2001 were lower than the first quarter of 2001 by $1.9 billion, or 1.6 percent, reflecting the March 30, 2001, $1.3 billion sale of a portfolio of high loan-to-value home equity loans and the indirect automobile portfolio held by the former U.S. Bancorp.

     Investment securities at June 30, 2001, were $4.0 billion more than at June 30, 2000, and $4.6 billion higher than at March 31, 2001, reflecting net purchases of securities. Average investment securities for the second quarter of 2001 were $3.7 billion higher, or 21.0 percent, than the same of quarter of 2000.

     Average noninterest-bearing deposits, excluding the impact of branch divestitures, in the second quarter of 2001 were higher than the second quarter of 2000 by $563 million, or 2.4 percent. Average interest-bearing deposits, excluding the impact of branch divestitures, grew by $4.0 billion, or 5.1 percent, over the second quarter of 2000, reflecting bank acquisitions, growth in core money market deposits and increases in time deposits greater than $100,000.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 10





-------------------------------------------------------------------------------------------------------------
  NONINTEREST INCOME                                                                               TABLE 5
-------------------------------------------------------------------------------------------------------------
  ($ in millions)                                                   PERCENT  PERCENT
                                                                    CHANGE   CHANGE
                                            2Q       1Q      2Q     2Q01 VS  2Q01 VS   YTD     YTD   PERCENT
                                           2001     2001    2000     1Q01     2Q00    2001    2000   CHANGE
                                        ---------------------------------------------------------------------
  Credit card and payment processing
  revenue                                $ 260.6  $ 249.7  $ 247.3     4.4     5.4   $510.3   $466.2     9.5
  Trust and investment management fees     228.0    225.0    230.4     1.3    (1.0)   453.0    461.3    (1.8)
  Deposit service charges                  176.7    146.5    138.0    20.6    28.0    323.2    261.4    23.6
  Cash management fees                      84.9     76.8     74.1    10.5    14.6    161.7    145.9    10.8
  Mortgage banking revenue                  57.0     48.2     48.1    18.3    18.5    105.2     90.8    15.9
  Trading account profits and               55.8     71.9     59.8   (22.4)   (6.7)   127.7    145.1   (12.0)
  commissions
  Investment products fees and             114.2    125.7    109.1    (9.1)    4.7    239.9    249.9    (4.0)
  commissions
  Investment banking revenue                71.1     60.2     72.9    18.1    (2.5)   131.3    166.9   (21.3)
  Commercial product revenue                93.8     76.1     71.6    23.3    31.0    169.9    133.2    27.6
  Securities gains, net                     31.3    216.0      0.3      nm      nm    247.3       --     nm
  Other                                     91.0    104.8    151.7   (13.2)  (40.0)   195.8    264.0   (25.8)
                                        --------------------------                  ----------------
      Subtotal                           1,264.4  1,400.9  1,203.3    (9.7)    5.1  2,665.3  2,384.7    11.8

  Merger and restructuring-related
  gains                                     62.2    --          --                     62.2       --
                                        --------------------------                 -----------------

  Total noninterest income              $1,326.6 $1,400.9 $1,203.3                 $2,727.5 $2,384.7
                                        ==========================                 =================

--------------------------------------------------------------------------------

Noninterest Income

     Second quarter noninterest income, excluding merger and restructuring-related items, was $1,264.4 million, an increase of $61.1 million, or 5.1 percent, from the same quarter of 2000, and a $136.5 million, or 9.7 percent, decrease from the first quarter of 2001. Excluding the impact of securities gains, merger and restructuring-related items and the second quarter of 2000 $35 million gain on the disposal of an office building, noninterest income in the second quarter of 2001 was $65.1 million, or 5.6 percent, higher than the second quarter of 2000, and $48.2 million, or 4.1 percent, higher than the first quarter of 2001. Credit card and payment processing revenue was higher in the second quarter of 2001 over the same period of 2000 by $13.3 million, or
5.4 percent, reflecting continued growth in corporate, merchant and retail card product fees. Deposit service charges, commercial product revenue, cash management fees, and mortgage banking revenue also improved in the second quarter of 2001 over the second quarter of 2000 by $38.7 million (28.0 percent), $22.2 million (31.0 percent), $10.8 million (14.6 percent), and $8.9 million (18.5 percent), respectively.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 11





     The increase in deposit service charges was primarily due to the alignment and redesign of products and features following the Firstar/U.S. Bancorp merger. The increase in cash management fees and commercial product revenue was primarily driven by the growth in core business and product fee enhancements during 2000. The increase in mortgage banking revenue in the second quarter of 2001 over the second quarter of 2000 was due to increases in origination and sales fees and loan servicing revenue, partially offset by a decrease in gain on the sale of servicing rights.

     Excluding securities gains and merger and restructuring-related items, noninterest income increased in the second quarter of 2001 by $48.2 million, or
4.1 percent, over the first quarter of 2001. Credit card and payment processing revenue increased by $10.9 million (4.4 percent), reflecting seasonal spending patterns. Mortgage banking revenue increased by $8.8 million, the result of higher mortgage loan origination and sales fees and loan servicing revenue.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 12


---------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE                                                                                   TABLE 6
---------------------------------------------------------------------------------------------------------------
  ($ in millions)                                                 PERCENT   PERCENT
                                                                  CHANGE    CHANGE
                                           2Q       1Q      2Q    2Q01 VS   2Q01 VS     YTD       YTD   PERCENT
                                          2001     2001    2000    1Q01      2Q00      2001      2000   CHANGE
                                         ----------------------------------------------------------------------
  Salaries                               $ 570.5   $590.5   $601.4  (3.4)     (5.1)  $1,161.0  $1,231.0   (5.7)
  Employee benefits                         90.7    108.1    100.3 (16.1)     (9.6)     198.8     212.2   (6.3)
  Net occupancy                            101.4    110.1     95.7  (7.9)      6.0      211.5     192.9    9.6
  Furniture and equipment                   74.9     76.9     75.7  (2.6)     (1.1)     151.8     152.4   (0.4)
  Postage                                   43.8     46.9     42.6  (6.6)      2.8       90.7      87.2    4.0
  Goodwill                                  61.2     70.5     59.8 (13.2)      2.3      131.7     118.2   11.4
  Other intangible assets                   51.4     43.9     37.0  17.1      38.9       95.3      74.4   28.1
  Other                                    348.0    347.4    316.7   0.2       9.9      695.4     618.5   12.4
                                        --------------------------                   ------------------
      Subtotal                           1,341.9  1,394.3  1,329.2  (3.8)     1.0    2,736.2    2,686.8    1.8

  Merger and restructuring-related         252.8    404.2     81.9                     657.0      146.9
  charges
                                        --------------------------                   ------------------
  Total noninterest expense             $1,594.7 $1,798.5 $1,411.1                   $3,393.2  $2,833.7
                                        ==========================                   ==================

--------------------------------------------------------------------------------

Noninterest Expense

    Second quarter noninterest expense, before merger and restructuring-related charges, totaled $1,341.9 million, an increase of $12.7 million, or 1.0 percent, from the second quarter of 2000. The increase in noninterest expense was primarily the result of approximately $26 million related to recent acquisitions, including Scripps Financial, Lyon Financial and 41 branches in Tennessee, partially offset by cost savings related to merger integration and restructuring activities.

     Second quarter of 2001 noninterest expense, before merger and restructuring-related charges, was lower than the first quarter of 2001 by $52.4 million, or 3.8 percent, primarily due to $44.2 million of unusual or nonrecurring expense items recorded in the first quarter of 2001. Excluding unusual or nonrecurring expense items, before merger and restructuring-related charges, noninterest expense in the second quarter of 2001 would have been essentially flat to the first quarter of 2001.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 13






---------------------------------------------------------------------------------------------------
   SIGNIFICANT ITEMS - MERGER AND RESTRUCTURING                                           TABLE 7
---------------------------------------------------------------------------------------------------
   ($ in millions)                                          REVISED
                                                        ESTIMATED TIMING
                                          CURRENT     ---------------------    ACTUAL     ACTUAL
   SUMMARY OF ITEMS                       ESTIMATE        2001        2002    1Q 2001     2Q2001
   -----------------------------------------------------------------------------------------------
   Firstar/U.S. Bancorp
      Severance and employee-related
        costs                                $225.9      $218.4       $7.5     $123.6       $98.1
      Building and equipment                  105.3        46.6       58.7       23.6         7.7
      Investment banking and
        transaction costs                      61.6        61.6         --       60.6         1.0
      Charitable foundation                    76.0        76.0                  76.0
                                                                        --                     --
      Restructurings
            Credit - portfolio sales          277.9       277.9         --       76.6       201.3

            Credit - policy/practice
               alignment                       90.0        90.0         --       90.0          --

            Other                             120.4       120.4         --       15.0        45.4

                                           ------------------------------------------------------
              Total restructurings            488.3       488.3         --      181.6       246.7

      Branch sale                             (62.2)      (62.2)        --         --       (62.2)

      Other, net                              138.2       102.6       35.6       38.5        28.0
                                           ------------------------------------------------------
         Subtotal                           1,033.1       931.3      101.8      503.9       319.3
      Conversion and integration              367.4       227.7      139.7       19.2        53.0
                                           ------------------------------------------------------
            Total Firstar/U.S. Bancorp*     1,400.5     1,159.0      241.5      523.1       372.3
   U.S. Bancorp Piper Jaffray
      restructuring                            28.9        28.9         --       22.6         5.4
   Other acquisitions, net                     85.5        81.4        4.1       25.1        14.2
                                           ------------------------------------------------------
            Total merger and
              restructuring                $1,514.9    $1,269.3     $245.6     $570.8      $391.9
                                           ======================================================

*  orignally estimated to be $800 million - see Table 8 for changes

--------------------------------------------------------------------------------

         Earnings in the second quarter of 2001 included pre-tax net merger and restructuring-related items of $391.9 million. The total merger and restructuring-related items included $372.3 million of net expense associated with the Firstar/U.S. Bancorp merger. In addition, $19.6 million of expense was included in the second quarter of 2001 for the U.S. Bancorp Piper Jaffray restructuring and other recent, smaller acquisitions.

        The $372.3 million of net merger and restructuring-related items associated with the U.S. Bancorp/Firstar merger included $201.3 million of provision for credit losses, $98.1 million of severance and employee-related costs, $7.7 million of building and equipment costs, $45.4 million of other restructuring expense, $53.0 million of conversion and integration costs, and $29.0 million of miscellaneous other expense, partially offset by a $62.2 million gain from branch divestitures. The $201.3 million of provision for credit losses included in the merger and restructuring-related items during the second quarter of 2001 was associated with the Company's integration of certain small

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 14


business credit products and management's decision to discontinue an unsecured small business product of the former U.S. Bancorp. The Company plans to sell the related portfolio by the fourth quarter of 2001 and, as such, has transferred product balances of approximately $680 million to loans held for sale.

-----------------------------------------------------------------------------------------------------
  FIRSTAR/U.S. BANCORP MERGER AND RESTRUCTURING ITEMS                                        TABLE 8
-----------------------------------------------------------------------------------------------------
  ($ in millions)                                                                 INCREASE/(DECREASE)
                                                                                  -------------------
                                                                                    6/30/01   6/30/01
                                                           ESTIMATED CHARGES          VS         VS
                                                      6/30/01   3/31/01  ORIGINAL   3/31/01  ORIGINAL
                                                    -------------------------------------------------
  Category
     Severance and employee-related costs              $225.9    $187.4    $208.0     $38.5     $17.9
     Building and equipment                             105.3     103.5     108.0       1.8      (2.7)
     Investment banking and transaction costs            61.6      58.5      60.0       3.1       1.6
     Charitable foundation                               76.0      76.0      76.0        --        --
     Restructurings*                                    488.3     178.1        --     310.2     488.3
     Branch sale                                        (62.2)    (64.0)    (60.0)      1.8      (2.2)
     Other, net                                         138.2     103.8      64.0      34.4      74.2
                                                    -------------------------------------------------
        Subtotal                                      1,033.1     643.3     456.0     389.8     577.1
     Conversion and integration                         367.4     326.7     344.0      40.7      23.4
                                                    -------------------------------------------------
           Total Firstar/U.S. Bancorp                $1,400.5    $970.0    $800.0    $430.5    $600.5
                                                    =================================================

----------------------------------------------------------------------------------------------
                                                    ESTIMATE
  *DETAIL OF RESTRUCTURING CHARGES                   6/30/01   TIMING OF CHARGE
                                                    ------------------------------------------
       Unsecured small business credit line            $201.3    2Q2001
         portfolio
       Credit policy and risk management practice        90.0    1Q2001
         alignment
       Sale of high LTV home equity and indirect         76.6    1Q2001
         auto portfolios
       Exit U.S. Bancorp Libra1                          45.4    2Q2001
       Branch consolidation                              20.0    3Q2001
       Exit other business lines and/or portfolios       55.0    $15M in 1Q2001/$40M in 3Q2001
                                                    ---------
             Total restructurings                      $488.3
                                                    =========

  (1) an additional $36.6 million of expense related to the discontinuation of U.S. Bancorp Libra is included in severance and employee-related and other, net charges above

--------------------------------------------------------------------------------

     Total merger and restructuring-related charges associated with the Firstar/U.S. Bancorp merger are expected to reach $1,400.5 million, exceeding the original estimate of $800 million by $600.5 million. The majority of the increase is due to risk management policy conformance, the restructuring of the credit portfolio and discontinuing products or exiting businesses that do not correspond with the

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 15





newly combined Company's strategic direction. These actions were not anticipated at the time the merger was announced. The actions are expected, however, to reduce the overall risk profile of the Company, as well as lead to higher cost savings than originally anticipated.

     Included in the total merger and restructuring-related charges is $82 million associated with the closing of U.S. Bancorp Libra, a business unit that specializes in underwriting and trading high yield debt and mezzanine securities. The charge includes the cost of contractual obligations, liquidation of inventory and investments, severance and other miscellaneous items. The former U.S. Bancorp acquired Libra Investments, Inc. in January of 1999.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 16




-----------------------------------------------------------------------------------------------
  ALLOWANCE FOR CREDIT LOSSES                                                         TABLE 9
-----------------------------------------------------------------------------------------------
  ($ in millions)                                 1Q2001
                                   2Q     ----------------------    4Q        3Q        2Q
                                  2001    "NORMALIZED*"  ACTUAL    2000      2000      2000
                                --------------------------------------------------------------
  Balance, beginning of period   $1,729.1    $1,786.9  $1,786.9   $1,776.6  $1,757.0  $1,726.1

  Net charge-offs
      Commercial                     75.5        53.9     270.3       69.0      68.9      68.5
      Lease financing                 9.1         6.4      19.6        7.2       4.8       5.6
                                --------------------------------------------------------------
           Total
           commercial                84.6        60.3     289.9       76.2      73.7      74.1
      Commercial mortgages           (0.2)        3.1      28.5        6.8       0.7      (2.7)
      Construction and
        development                   2.5         0.8       0.8        3.9       5.8      (1.6)
                                --------------------------------------------------------------
          Total commercial
            real estate               2.3         3.9      29.3       10.7       6.5      (4.3)
      Residential mortgages           3.3         3.2       3.2        3.0       2.3       2.3
      Credit card                    68.5        57.8      57.8       54.4      52.4      52.8
      Retail leasing                  7.0         6.2       6.2        4.6       3.7       2.6
      Other retail                   74.6        95.7      90.7       80.6      75.3      71.4
                                --------------------------------------------------------------
           Total retail             150.1       159.7     154.7      139.6     131.4     126.8

                                --------------------------------------------------------------
              Total net
              charge-offs           240.3       227.1     477.1      229.5     213.9     198.9

  Provision for credit losses
       Operating basis              240.0       282.4     365.8      229.5     214.0     201.3
       Merger-related               201.3          --     166.6         --        --        --
                                --------------------------------------------------------------
            Total provision
            for credit losses       441.3       282.4     532.4      229.5     214.0     201.3

  Losses from loan
  sales/transfers                  (214.4)     (113.6)   (113.6)        --        --        --
  Acquisitions and other
  changes                              --         0.5       0.5       10.3      19.5      28.5
                                --------------------------------------------------------------

  Balance, end of period         $1,715.7    $1,729.1  $1,729.1   $1,786.9  $1,776.6  $1,757.0
                                ==============================================================

  Net charge-offs to average
  loans (%)                          0.81        0.76      1.59       0.75      0.71      0.68

  Allowance for credit losses
  to period-end loans (%)            1.45        1.45      1.45       1.46      1.46      1.48


  * categories adjusted for merger-related ($90.0 million) and portfolio restructuring-related ($160.0 million) net-charge-offs

--------------------------------------------------------------------------------

Credit Quality

     The allowance for credit losses was $1,715.7 million at June 30, 2001, compared with the allowance for credit losses of $1,729.1 million at March 31, 2001. The decrease was due to the transfer of the unsecured small business line of credit portfolio to loans held for sale. The ratio of allowance for credit losses to nonperforming loans was 156 percent at June 30, 2001, down from the

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 17





ratio of 176 percent at March 31, 2001. The ratio of allowance for credit losses to period-end loans was 1.45 percent at June 30, 2001, equal to the ratio at March 31, 2001.

     Total net charge-offs in the second quarter of 2001 were $240.3 million, compared with the first quarter of 2001 net charge-offs, before merger-related items, of $387.1 million and the second quarter of 2000 net charge-offs of $198.9 million. Total net charge-offs in the first quarter of 2001, before merger-related items, included $160.0 million of charge-offs related to the Company's accelerated loan workout strategy. Retail loan net charge-offs of $150.1 million in the second quarter of 2001 were higher than the same period of 2000 by $23.3 million, or 18.4 percent, but $4.6 million, or 3.0 percent, less than the first quarter of 2001. The reduction in retail loan net charge-offs in the second quarter of 2001 from the first quarter of 2001 was primarily due to the impact of the sale of the high loan-to-value home equity and indirect automobile portfolios at the end of the first quarter of 2000, partially offset by seasonal factors and higher bankruptcies. Retail loan net charge-offs as a percent of average loans outstanding were 1.75 percent in the second quarter of 2001, compared with 1.79 percent and 1.59 percent in the first quarter of 2001 and second quarter of 2000, respectively.

     Commercial and commercial real estate loan net charge-offs were $86.9 million for the second quarter of 2001, or .45 percent of average loans outstanding, compared with $319.2 million, or 1.64 percent, in the first quarter of 2001 and $69.8 million, or .37 percent, of average loans outstanding, in the second quarter of 2000. Commercial and commercial real estate loan net charge-offs in the first quarter of 2001 included $255.0 million in merger and restructuring-related charge-offs and charge-offs associated with the Company's accelerated loan workout strategy. Excluding net charge-offs associated with the merger and accelerated workout strategy, commercial and commercial real estate loan net charge-offs in the first quarter of 2001 were .33 percent of average loans outstanding. The Company expects total net charge-offs in the third and fourth quarters of 2001 to increase modestly from the net charge-offs reported in the second quarter of 2001.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 18




--------------------------------------------------------------------------------
   CREDIT RATIOS                                                      TABLE 10
--------------------------------------------------------------------------------
                                      JUN 30  MAR 31   DEC 31  SEP 30   JUN 30
                                       2001    2001     2000    2000     2000
                                     -------------------------------------------
   Net charge-offs ratios*
      Commercial                        0.66    2.34     0.59    0.59     0.60
      Lease financing                   0.62    1.38     0.51    0.43     0.54
         Total commercial               0.66    2.24     0.58    0.57     0.60

      Commercial real estate            0.04    0.45     0.16    0.10    (0.07)

      Residential mortgage              0.18    0.17     0.14    0.10     0.10

      Credit cards                      4.86    4.15     4.15    4.16     4.36
      Retail leasing                    0.63    0.59     0.46    0.43     0.37
      Other retail                      1.23    1.46     1.27    1.22     1.18
         Total retail                   1.75    1.79     1.62    1.58     1.59

   Total net charge-offs                0.81    1.59     0.75    0.71     0.68

   Delinquent loan ratios**
      Commercial past due 90+ days      1.41    1.22     0.95    0.84     0.78
      Consumer past due 90+ days        1.00    1.01     0.92    0.79     0.74

    *  annualized and calculated on average loan balances
   ** ratios include nonperforming loans and are expressed as a percent of ending loan balances

--------------------------------------------------------------------------------

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 19






--------------------------------------------------------------------------------
   ASSET QUALITY                                                      TABLE 11
--------------------------------------------------------------------------------
   ($ in millions)
                                      JUN 30  MAR 31   DEC 31  SEP 30   JUN 30
                                       2001    2001     2000    2000     2000
                                    -------------------------------------------
   Nonperforming loans
      Commercial                      $724.1   $631.9   $470.4  $383.8   $325.3
      Lease financing                  126.4    103.8     70.5    57.5     53.5
                                    -------------------------------------------
         Total commercial              850.5    735.7    540.9   441.3    378.8
      Commercial mortgages             114.4     98.5    105.5   107.6    103.4
      Construction and development      37.3     57.8     38.2    34.8     24.1
                                    -------------------------------------------
         Commercial real estate        151.7    156.3    143.7   142.4    127.5
      Residential mortgages             67.7     64.8     56.9    60.7     63.5
      Retail                            30.0     25.1     23.8    22.0     26.3
                                    -------------------------------------------
   Total nonperforming loans         1,099.9    981.9    765.3   666.4    596.1

   Other real estate                    52.7     55.0     61.1    42.6     42.0
   Other nonperforming assets           62.5     53.9     40.6    30.4     30.1
                                    -------------------------------------------

   Total nonperforming assets*      $1,215.1 $1,090.8  $867.0  $739.4   $668.2
                                    ===========================================

   Accruing loans 90 days past due    $395.9   $390.7   $385.2  $329.1   $319.7
                                    ===========================================

   Allowance to nonperforming
   loans (%)                             156      176      233     267      295
   Allowance to nonperforming
   assets (%)                            141      159      206     240      263
   Nonperforming assets to loans
      plus ORE (%)                      1.02     0.91     0.71    0.61     0.56

   * does not include accruing loans 90 days past due

--------------------------------------------------------------------------------

        Nonperforming assets at June 30, 2001, totaled $1,215.1 million, compared with $1,090.8 million at March 31, 2000, and $668.2 million at June 30, 2000. The $124.3 million increase in nonperforming assets from March 31, 2001, to June 30, 2001, was primarily due to continuing stress in sectors of the economy, particularly in manufacturing, automobile and transportation, partially offset by the disposition of nonperforming assets identified as part of the Company's accelerated workout program in the first quarter of 2001. The ratio of nonperforming assets to loans and other real estate was 1.02 percent at June 30, 2001, compared with .91 percent at March 31, 2001, and .56 percent at June 30, 2000.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 20




--------------------------------------------------------------------------------
   CAPITAL POSITION                                                   TABLE 12
--------------------------------------------------------------------------------
   ($ in millions)                    JUN 30  MAR 31   DEC 31  SEP 30   JUN 30
                                       2001    2001     2000    2000     2000
                                     -------------------------------------------
   Total shareholders' equity        $15,456 $15,243  $15,168 $14,334  $14,137
   Tier 1 capital                     12,848  11,831   11,602  11,179   11,125
   Total risk-based capital           18,054  17,135   17,038  16,740   16,718

   Common equity to assets               9.4%    9.5%     9.2%    8.9%     8.8%
   Tangible common equity to assets      6.6     6.6      6.3     6.3      6.3
   Tier 1 capital ratio                  8.0     7.4      7.2     7.1      7.2
   Total risk-based capital ratio       11.2    10.7     10.6    10.6     10.8
   Leverage ratio                        8.0     7.5      7.4     7.2      7.2

--------------------------------------------------------------------------------

        Total shareholder's equity was $15.5 billion at June 30, 2001, compared to $14.1 billion reported at June 30, 2000. The increase was the result of strong corporate earnings, including merger and restructuring-related items, offset by dividend payments and share buybacks in the second and third quarters of 2000.

         Tangible common equity to assets was 6.6 percent at June 30, 2001, compared with 6.6 percent at March 31, 2001, and 6.3 percent at June 30, 2000. The Tier 1 capital ratio was 8.0 percent at June 30, 2001, compared with 7.4 percent at March 31, 2001, and 7.2 percent at June 30, 2000. The increase primarily reflects the issuance of $700 million of "trust preferred" securities during the second quarter of 2001. The total risk-based capital ratio was 11.2 percent at June 30, 2001, compared with 10.7 percent at March 31, 2001, and 10.8 percent at June 30, 2000. The improvement in the total risk-based capital ratio during the second quarter of 2001 primarily reflects changes in the mix of investment securities in addition to the issuance of "trust preferred" securities. The leverage ratio was 8.0 percent at June 30, 2001, compared with
7.5 percent at March 31, 2001, and 7.2 percent at June 30, 2000. All regulatory ratios continue to be in excess of stated "well capitalized" requirements.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 21





---------------------------------------------------------------------------------------
   COMMON SHARES                                                              TABLE 13
---------------------------------------------------------------------------------------
   (Millions)                                2Q       1Q       4Q       3Q       2Q
                                            2001     2001     2000     2000     2000
                                           -------------------------------------------
   Beginning shares outstanding            1,905.3  1,902.1  1,890.3  1,905.5  1,917.5

   Shares issued for stock option and
   stock purchase plans, acquisitions
   and other corporate purposes                2.3      3.2     11.8      1.9      8.2

   Shares repurchased                           --       --       --    (17.1)   (20.2)
                                           -------------------------------------------
   Ending shares outstanding               1,907.6  1,905.3  1,902.1  1,890.3  1,905.5
                                           -------------------------------------------

--------------------------------------------------------------------------------

        The stock repurchase programs of Firstar and the former U.S. Bancorp were rescinded on October 4, 2000, and January 17, 2001, respectively, in connection with the planned merger of the two companies.


Minneapolis-based U.S. Bancorp ("USB"), with $165 billion in assets, is the 8th largest financial services holding company in the United States. The company operates 2,242 banking offices and 5,208 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, and trust payment services products to consumers, businesses and institutions. U.S. Bancorp is the parent company of Firstar Banks and U.S. Bank. Visit U.S. Bancorp on the web at www.usbank.com and Firstar Bank at www.firstar.com.


A RECORDED REVIEW OF THE FINANCIAL RESULTS BY VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER DAVID M. MOFFETT WILL BE AVAILABLE BY TELEPHONE OR ON THE INTERNET. The recorded message will be available at approximately 11:00 A.M. (CDT) on Tuesday, July 17, 2001 through 12:00 midnight (CDT) on Monday, July 23, 2001. To access the recorded message dial 800-642-1687 and enter ID number 1295517. If calling from outside the United States, please dial 706-645-9291 and enter the ID number.

U.S. Bancorp Reports Second Quarter 2001 Results
July 17, 2001
Page 22



Forward-Looking Statements


This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, projected earnings growth, anticipated future expenses and revenues, and the future prospects of the Company. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following, in addition to those contained in the Company's reports on file with the SEC: (i) general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses, or a reduced demand for credit or fee-based products and services; (ii) changes in the domestic interest rate environment could reduce net interest income and could increase credit losses; (iii) the conditions of the securities markets could change, adversely affecting revenues from capital markets businesses, the value or credit quality of the Company's on-balance sheet and off-balance sheet assets, or the availability and terms of funding necessary to meet the Company's liquidity needs; (iv) changes in the extensive laws, regulations and policies governing financial services companies could alter the Company's business environment or affect operations; (v) the potential need to adapt to industry changes in information technology systems, on which the Company is highly dependent, could present operational issues or require significant capital spending; (vi) competitive pressures could intensify and affect the Company's profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the Internet, or bank regulatory reform; and (vii) acquisitions may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated, or may result in unforeseen integration difficulties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.


                                       ###

U.S. Bancorp
CONSOLIDATED STATEMENT OF INCOME

                                                           Three Months Ended             Six Months Ended
                                                     -----------------------------------------------------------
(Dollars and Shares in Millions, Except                 June 30,        June 30,        June 30,       June 30,
 Per Share Data)(Unaudited)                               2001            2000            2001           2000
----------------------------------------------------------------------------------------------------------------
INTEREST INCOME

Loans                                                   $2,437.9        $2,591.8        $5,098.8       $5,063.9
Loans held for sale                                         25.9            35.2            42.5           47.2
Investment securities
     Taxable                                               287.8           255.6           541.1          506.6
     Non-taxable                                            27.8            33.5            59.0           72.4
Money market investments                                     7.4            15.0            16.3           28.6
Trading securities                                          14.1            12.6            30.0           26.9
Other interest income                                       26.1            37.0            58.1           74.3
                                                      ----------------------------------------------------------
          Total interest income                          2,827.0         2,980.7         5,845.8        5,819.9

INTEREST EXPENSE
Deposits                                                   783.0           875.9         1,666.7        1,689.1
Short-term borrowings                                      157.6           198.7           376.7          369.8
Long-term debt                                             281.8           371.3           614.6          708.2
Company-obligated mandatorily redeemable
  preferred securities of subsidiary
  trusts holding solely the junior
  subordinated debentures of the parent
  company                                                   35.4            29.3            63.0           57.7
                                                      ---------------------------------------------------------
          Total interest expense                         1,257.8         1,475.2         2,721.0        2,824.8
                                                      ---------------------------------------------------------
Net interest income                                      1,569.2         1,505.5         3,124.8        2,995.1
Provision for credit losses                                441.3           201.3           973.7          384.5
                                                      ---------------------------------------------------------
Net interest income after provision for credit
  losses                                                 1,127.9         1,304.2         2,151.1        2,610.6

NONINTEREST INCOME
Credit card and payment processing revenue                 260.6           247.3           510.3          466.2
Trust and investment management fees                       228.0           230.4           453.0          461.3
Deposit service charges                                    176.7           138.0           323.2          261.4
Cash management fees                                        84.9            74.1           161.7          145.9
Mortgage banking revenue                                    57.0            48.1           105.2           90.8
Trading account profits and commissions                     55.8            59.8           127.7          145.1
Investment products fees and commissions                   114.2           109.1           239.9          249.9
Investment banking revenue                                  71.1            72.9           131.3          166.9
Commercial product revenue                                  93.8            71.6           169.9          133.2
Securities gains, net                                       31.3              .3           247.3             --
Merger and restructuring-related gains                      62.2              --            62.2             --
Other                                                       91.0           151.7           195.8          264.0
                                                      ---------------------------------------------------------
          Total noninterest income                       1,326.6         1,203.3         2,727.5        2,384.7

NONINTEREST EXPENSE
Salaries                                                   570.5           601.4         1,161.0        1,231.0
Employee benefits                                           90.7           100.3           198.8          212.2
Net occupancy                                              101.4            95.7           211.5          192.9
Furniture and equipment                                     74.9            75.7           151.8          152.4
Postage                                                     43.8            42.6            90.7           87.2
Goodwill                                                    61.2            59.8           131.7          118.2
Other intangible assets                                     51.4            37.0            95.3           74.4
Merger and restructuring-related charges                   252.8            81.9           657.0          146.9
Other                                                      348.0           316.7           695.4          618.5
                                                      ---------------------------------------------------------
          Total noninterest expense                      1,594.7         1,411.1         3,393.2        2,833.7
                                                      ---------------------------------------------------------

Income before income taxes                                 859.8         1,096.4         1,485.4        2,161.6
Applicable income taxes                                    297.5           386.6           513.0          765.0
                                                      ---------------------------------------------------------
Net income                                                $562.3          $709.8          $972.4       $1,396.6
                                                      =========================================================

EARNINGS PER COMMON SHARE
Average common shares                                    1,905.3         1,911.4         1,903.2        1,916.5
Earnings per share                                          $.30            $.37            $.51           $.73
                                                      =========================================================


Average diluted common shares                            1,917.2         1,925.9         1,916.4        1,929.7
Diluted earnings per share                                  $.29            $.37            $.51           $.72
                                                      =========================================================


U.S. Bancorp
CONSOLIDATED ENDING BALANCE SHEET


                                                                                     June 30,       December 31,          June 30,
(Dollars in Millions)                                                                    2001               2000              2000
----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                             (Unaudited)                          (Unaudited)
Cash and due from banks                                                                $7,032             $8,475            $7,277
Money market investments                                                                1,045                657             1,299
Trading account securities                                                                805                753               765
Investment securities
     Held-to-maturity                                                                     271                252               245
     Available-for-sale                                                                20,813             17,390            16,876
Loans held for sale                                                                     2,400                764             1,628
Loans
     Commercial                                                                        50,489             52,817            51,489
     Commercial real estate                                                            26,125             26,443            26,063
     Residential mortgages                                                              6,950              7,753             9,109
     Retail                                                                            34,948             35,352            32,391
                                                                                   -----------------------------------------------
Total loans                                                                           118,512            122,365           119,052
        Less allowance for credit losses                                                1,716              1,787             1,757
                                                                                   -----------------------------------------------
        Net loans                                                                     116,796            120,578           117,295
Premises and equipment                                                                  1,746              1,836             1,863
Customers' liability on acceptances                                                       151                183               182
Goodwill and other intangible assets                                                    5,202              5,309             4,882
Other assets                                                                            8,895              8,724             8,150
                                                                                   -----------------------------------------------
      Total assets                                                                   $165,156           $164,921          $160,462
                                                                                   ===============================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                                $26,122            $26,633           $25,765
   Interest-bearing                                                                    66,084             68,177            65,863
   Time deposits greater than $100,000                                                 14,738             14,725            13,340
                                                                                   -----------------------------------------------
      Total deposits                                                                  106,944            109,535           104,968
Short-term borrowings                                                                  14,012             11,833            11,702
Long-term debt                                                                         21,425             21,876            23,673
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trusts holding solely the junior
  subordinated debentures of the parent company                                         2,039              1,400             1,400
Acceptances outstanding                                                                   151                183               182
Other liabilities                                                                       5,129              4,926             4,400
                                                                                   -----------------------------------------------
      Total liabilities                                                               149,700            149,753           146,325
Shareholders' equity
   Common stock                                                                            19                 19                19
   Capital surplus                                                                      3,534              4,276             4,275
   Retained earnings                                                                   11,916             11,658            10,810
   Treasury stock                                                                         (26)              (880)             (774)
   Other comprehensive income                                                              13                 95              (193)
                                                                                   -----------------------------------------------
      Total shareholders' equity                                                       15,456             15,168            14,137
                                                                                   -----------------------------------------------
      Total liabilities and shareholders' equity                                     $165,156           $164,921          $160,462
                                                                                   ===============================================
